UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 25, 2008 (June 20, 2008)

AVANTAIR, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-51115	1635240
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4311 General Howard Drive, Clearwater, Florida 33762

(Address of Principal Executive Offices)

Registrant's telephone number, including area code (727) 539-0071

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

Effective June 20, 2008, Avantair, Inc. (the “Company”) assigned its rights to purchase 20 Embraer Phenom 100 aircraft pursuant to aircraft purchase agreements with Embraer to Share 100 Holding Co., LLC, a wholly-owned subsidiary of the Company (“Share 100”), and Share 100 assumed the Company’s obligations under the Embraer aircraft purchase agreements (the “Assignment and Assumption”). Effective June 20, 2008, the Company entered into a Membership Interest Purchase Agreement (“MIPA”) with Executive AirShares, Inc. (“EAS”), pursuant to which EAS will purchase 100% of the Class A membership interest in Share 100. The Class A membership interest will have the rights and obligations to purchase the Phenom 100 aircraft with positions 1 through 18 (the “Class A Aircraft”), and EAS will be required to contribute capital to Share 100 when and as necessary to fund deposits and other payments due in connection with the Class A Aircraft under the Embraer aircraft purchase agreements. EAS will make a payment of $520,000 to the Company upon execution of the MIPA, and will make an initial capital contribution to Share 100 in the amount of $1,950,000, which will be immediately distributed by Share 100 to the Company. EAS will also make an additional $750,000 capital contribution to Share 100 on or before December 1, 2008 (plus interest on this amount at prime, adjusted monthly, from the date of closing and until paid), which will be immediately distributed by Share 100 to the Company. The Company will also receive distributions from Share 100 in the amount of any discounts realized from Embraer upon delivery of each aircraft.

The Company will retain the Class B membership interest in Share 100. The Class B membership interest will have the rights and obligations to purchase the Phenom 100 aircraft with positions 19 and 20 (the “Class B Aircraft”), and the Company will be required to contribute capital to Share 100 when and as necessary to fund deposits and other payments due in connection with the Class B Aircraft under the Embraer aircraft purchase agreements. EAS has an option to purchase Class B Aircraft, which must be exercised no later than October 1, 2010. If EAS exercises the purchase option, EAS will be obligated to immediately reimburse the Company for all deposits and other payments made by the Company in respect of the Class B Aircraft. EAS will thereafter be required to contribute capital when and as necessary to fund deposits and other payments due under the Embraer aircraft purchase agreements necessary to take delivery of the Class B Aircraft. EAS will not be required to reimburse the Company for any discounts associated with the Class B Aircraft if they elect the purchase option. In the event that EAS does not exercise the option to purchase the Class B Aircraft by October 1, 2010, the Company will have the right and obligation to purchase the Class B Aircraft.

The Company, Share 100 and EAS have received Embraer’s consent to and approval of these transactions to the extent required. If EAS defaults under its obligations as a Class A member of Share 100, EAS will forfeit all deposits paid for the undelivered Class A Aircraft, including the capital contributions distributed to the Company. The Company will then be responsible for the rights and obligations of the remaining undelivered aircraft. In the event of a default by the Company under its obligations as a Class B member of Share 100, any deposits paid by the Company in connection with the undelivered Class B Aircraft will be forfeited.

The foregoing description of the MIPA and the Assignment and Assumption and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the MIPA, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein, and the Assignment and Assumption, which is attached hereto as Exhibit 10.2 and is incorporated by reference herein.

 ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) EXHIBITS.

10.1 Membership Interest Purchase Agreement, dated as of June 20, 2008, among the Company, Share 100 and EAS

10.2   Assignment and Assumption Agreement, dated as of June 20, 2008 between the Company and Share 100

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AVANTAIR, INC.
Date: June 25, 2008	By:	/s/ Steven Santo
Steven Santo
Chief Executive Officer (Authorized Officer and Principal Executive Officer)

EXHIBIT INDEX

Exhibit
Number	Exhibit
10.1	Membership Interest Purchase Agreement, dated as of June 20, 2008, among the Company, Share 100 and EAS

10.2	Assignment and Assumption Agreement, dated as of June 20, 2008 between the Company and Share 100